Exhibit 10.2

CONVERSION AGREEMENT

This CONVERSION AGREEMENT (the “Agreement”), dated as of April 24, 2021 and effective as of May 3, 2021, is entered into by and between OMNIQ Corp.., a Delaware corporation, (the “Company”), and Jason Griffith. (the “Holder”).

WHEREAS:

On February 28, 2018, the Company entered into a settlement agreement with the Holder whereby the Holder converted certain debt owed to him by the Company into 1,800,000 shares of Series C Preferred Stock (“Preferred Shares”).

Whereas, the Series C Preferred Stock accrues an annual dividend which the Company has not been able to or allowed by law to pay resulting in the Holder being owed accrued dividends of approximately $203,389.04 (the “Accrued Dividends”);

WHEREAS, the Holder desires to convert the Accrued Dividends into common Stock based on a price of $8.00 per share which is the current market price resulting in the issuance of an aggregate of 25,424 shares of Common Stock, .0001 par value per share (the “Common Stock”);

WHEREAS, the Holder desires to convert 1,400,000 of the Preferred Shares (the “Converting Preferred Shares”) themselves into an aggregate of 70,000 shares of Common Stock based on the ratio of one share of Common Stock for every 20 Preferred Shares converted as contained in the Certificate of Designation governing the rights of the series C preferred stock as on file with the Delaware Secretary of State ; and

WHEREAS, the purpose of the transaction from the company perspective is to remove the Preferred Shares and the Accrued Dividends from its balance sheet and is not a transaction resulting in any financing to the Company.

NOW, THEREFORE, the Company and the Holder hereby agree as follows:

Issuance of Conversion Shares

The Company and the Holder hereby agree to convert the Accrued Dividends and the Preferred Shares into an aggregate of 95,424 shares of Common stock (the “Common Shares”). Upon execution of this agreement and the issuance of the Conversion Shares, the Converted Preferred Shares shall be deemed cancelled and the Accrued Dividends shall be extinguished.

Exchange: Closing

(a) Procedure. Upon the execution of this Agreement, the Company will cancel the Converted Preferred Shares on its books and records and extinguish the Accrued Dividends from its balance sheet.

(b) Upon the execution of this agreement, the Company shall promptly instruct its transfer agent to issue a certificate to Holder representing the Conversion Shares.

(3) REPRESENTATIONS WARRANTIES AND COVENANTS.

(a) Holder Representations and Warranties. The Holder hereby represents and warrants to the Company:

i) The Holder is duly authorized to enter into and consummate the transactions contemplated by this Agreement and otherwise carry out its obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ii) The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder , except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

iii) The Holder is familiar with the business ofthe Company.

iv) The Holder has engaged or has had the opportunity to engage legal counsel prior to entering into and the repayment of this Agreement.

v) The Holder acknowledges that, upon execution of this Agreement, the Holder waives its rights to the Accrued Dividends and to the Preferred Shares. The Holder acknowledges that the Conversion Shares issued to the Holder will be restricted shares and shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Notwithstanding such legend, provided that the Company is “current” on its required filings under the Securities Exchange Act of 1934, as amended (the “34 Act”), the Holder may tack onto the holding riod of the Preferred Shares and the Conversion Shares would be immediately eligible to be sold under rule 144 of the 34 Act.

(b) Company Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants, as applicable, to the Holder that:

i) Organization and Oualification. The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.

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ii) Authorization: Enforcement: Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Conversion Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Conversion Shares have been duly authorized by the Company’s Board of Directors whereby no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

iii) Issuance of Securities. The issuance of the Conversion Shares is duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof.

iv) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby including, without limitation, the issuance of the Conversion Shares will not (i) result in a violation of the Certificate of Incorporation or Bylaws of the Company, any memorandum of association, certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company, any capital stock of the Company or the articles of association or bylaws of the Company (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and applicable laws of the State of Delaware and any other state laws) applicable to the Company or by which any property or asset of the Company is bound or affected.

(4) CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have executed this Agreement and delivered the same to the Company; and

(b) The Holder shall have executed the voting agreement attached as Exhibit A hereto whereby the holder grants the Company’s Chief Executive Officer voting rights with respect to the Common Shares acquired hereunder.

(5) CONDITIONS TO HOLDER’S OBLIGATIONS HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of the following condition, provided that the condition is for the Holder sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed this Agreement and delivered the same to the Holder .

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(6) I SCELLANEOUS.

(a) Governing Law: Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement: Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 6(e) shall be binding on the Holder and the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery and conversion of the Conversion Shares.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

OMNIQ CORP

By:
Name:

By:
Name:	JASON GRIFFITH